As filed with the Securities and Exchange Commission on June 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its certificate of incorporation)

Delaware	46-3657681
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Caesars Entertainment, Inc.

100 West Liberty Street, 12th Floor

Reno, Nevada 89501

(775) 328-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Caesars Entertainment, Inc. Second Amended & Restated 2015 Equity Incentive Plan

(Full Title of the Plans)

Edmund L. Quatmann, Jr.

Executive Vice President, Chief Legal Officer and Secretary

100 West Liberty Street, 12th Floor

Reno, Nevada 89501

(775) 328-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Steven B. Stokdyk, Esq.

Brent T. Epstein, Esq.

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, California 90067

(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 8,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”), of Caesars Entertainment, Inc. (the “Registrant”) to be issued under the Caesars Entertainment, Inc. Second Amended & Restated 2015 Equity Incentive Plan which was adopted by the Registrant’s Board of Directors on April 24, 2024 and approved by the Registrant’s stockholders on June 11, 2024. In accordance with Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 (File Nos. 333-232336 and 333-245051) are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 20, 2024 (the “10-K”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ending on March 31, 2024 filed with the Commission on April 30, 2024;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 18, 2024, January 25, 2024, January 30, 2024, February 7, 2024, April 29, 2024, May 9, 2024 and June 14, 2024 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

(d)	The Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 29, 2024, to the extent incorporated by reference in the 10-K; and

(e)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 18, 2014 and Amendment No. 1 to Form 8-A filed with the Commission on September 19, 2014 and Amendment No. 2 to Form 8-A filed with the Commission on August 12, 2020 and including any other amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Document Description

3.1	Amended and Restated Certificate of Incorporation of Caesars Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2023).

3.2	Amended and Restated Bylaws of Caesars Entertainment, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 1, 2022).

4.1	The description of the Registrant’s common stock, par value $0.00001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 18, 2014 and Amendment No. 1 to Form 8-A filed with the Commission on September 19, 2014 and Amendment No. 2 to Form 8-A filed with the Commission on August 12, 2020 and including any other amendments or reports filed for the purpose of updating such description.

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

99.1	Caesars Entertainment, Inc. Second Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 14, 2024).

107*	Filing fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on June 21, 2024.

CAESARS ENTERTAINMENT, INC.

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Executive Vice President and Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edmund L. Quatmann, Jr., as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this registration statement and power of attorney has been signed by the following persons in the capacities and on June 21, 2024.

Signature	Title

/s/ Thomas R. Reeg	Director and Chief Executive Officer
Thomas R. Reeg	(Principal Executive Officer)

/s/ Bret Yunker	Chief Financial Officer
Bret Yunker	(Principal Financial Officer)

/s/ Gary L. Carano	Executive Chairman of the Board of Directors
Gary L. Carano

/s/ Bonnie Biumi	Director
Bonnie Biumi

/s/ Frank J. Fahrenkopf Jr.	Director
Frank J. Fahrenkopf Jr.

/s/ Michael E. Pegram	Director
Michael E. Pegram

/s/ David P. Tomick	Director
David P. Tomick

/s/ Jan Jones Blackhurst	Director
Jan Jones Blackhurst

/s/ Don Kornstein	Director
Don Kornstein

/s/ Courtney Mather	Director
Courtney Mather

/s/ Kim Harris Jones	Director
Kim Harris Jones